UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2024

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Between October 3, 2024 and October 15, 2024, Digital Brands Group, Inc., a Delaware corporation (the “Company”), issued 1,311,345 shares of the Company’s common stock (the “Shares”) to a certain note holder upon conversion of a portion of their promissory note originally issued by the Company on or around October 1, 2023 (the “Note”). Following such issuances, as of October 16, 2024, the Company’s issued and outstanding common stock count was 9,415,783 shares. On October 16, 2024, the Company became aware that the issuance of the Shares was in error and not permitted under the terms of the Note due to the requirement thereunder that stockholder approval be obtained prior to the issuance of more than 19.9% of the Company’s pre-transaction shares outstanding upon conversion(s) of the Note, as referenced and specifically required under Nasdaq Listing Rule 5635(d). The Company then notified the note holder that the Shares must be returned to the Company’s transfer agent for cancellation. Accordingly, the note holder is in the process of returning the Shares to the Company’s transfer agent for cancellation. Upon cancellation of the Shares, the Company’s issued and outstanding common stock count will be approximately 8,104,438 shares. The Company is in communications with The Nasdaq Stock Market LLC regarding the aforementioned erroneous issuance of the Shares and subsequent remediation actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: October 21, 2024	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer